Exhibit (e)(5)

SUPPLEMENT TO

DISTRIBUTION CONTRACT

PIMCO Funds

840 Newport Center Drive

Newport Beach, California 92660

February 23, 2009

Allianz Global Investors Distributors LLC

1345 Avenue of the Americas

New York, NY 10105-4800

Dear Sirs:

This will confirm the agreement between the undersigned (the “Trust”) and you (the “Distributor”) as follows:

1. The Trust is an open-end investment company organized as a Massachusetts business trust and consisting of such separate investment portfolios as have been or may be established by the Trustees of the Trust from time to time. A separate series of shares of beneficial interest in the Trust is offered to investors with respect to each investment portfolio. The PIMCO Long-Term Credit Fund (the “Fund”) and the PIMCO Funds: Private Account Portfolio Series Short-Term Floating NAV Portfolio II (the “Portfolio”) are each a separate investment portfolio of the Trust.

2. The Trust and the Distributor have entered into an Amended and Restated Distribution Contract (the “Contract”) dated February 26, 2008 (as amended November 4, 2008), pursuant to which the Distributor has agreed to be the distributor of shares of the Trust.

3. As provided in paragraph 1 of the Contract, the Distributor hereby adopts the Contract with respect to the Fund and the Portfolio and the Distributor hereby acknowledges that the Contract, as amended below, shall pertain to the Fund and the Portfolio, the terms and conditions of such Contract being hereby incorporated herein by reference.

4. The Trust and the Distributor hereby agree to amend the Contract as of the date hereof to add the Fund and the Portfolio to Schedule A and to make other changes to Schedule A. Accordingly, the current Schedule A is replaced with the new Schedule A attached hereto.

5. This Supplement and the Contract shall become effective with respect to the Fund, each class thereof and the Portfolio on February 23, 2009 and shall continue in effect for a period not to exceed one year from the effective date of this Supplement and shall continue thereafter on an annual basis with respect to the Fund, each class thereof and the Portfolio only so long as such continuance is specifically approved at least annually by (a) the Trust’s Board of Trustees or, with respect to the Fund, each class thereof and the Portfolio, by the vote of a majority of the outstanding voting securities of the Fund, each class thereof or the Portfolio, as applicable (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)), and (b) by the vote, cast in person at a meeting called for the purpose, of a majority of the Trust’s Trustees who are not parties to this Contract or “interested persons” (as defined in the 1940 Act) of any such party. This Contract shall terminate automatically in the event of its assignment (as defined in the

1940 Act). This Contract may, in any event, be terminated at any time without the payment of any penalty, by the Fund, each class thereof or the Portfolio or the Distributor upon not more than 60 days’ and not less than 30 days’ written notice to the other party.

6. The Declaration of Trust establishing the Trust, as amended and restated effective March 31, 2000, a copy of which, together with all amendments thereto (the “Declaration”), is on file in the Office of the Secretary of the Commonwealth of Massachusetts, provides that the name “PIMCO Funds” refers to the trustees under the Declaration collectively as trustees and not as individuals or personally, and that no shareholder, trustee, officer, employee or agent of the Trust shall be subject to claims against or obligations of the Trust to any extent whatsoever, but that the Trust estate only shall be liable.

If the foregoing correctly sets forth the agreement between the Trust and the Distributor, please so indicate by signing and returning to the Trust the enclosed copy hereof.

Very truly yours,

PIMCO FUNDS

By:	/s/ Ernest L. Schmider
Title: President

ACCEPTED:

ALLIANZ GLOBAL INVESTORS DISTRIBUTORS LLC

By:	/s/ Andrew J. Meyers
Title: Managing Director

SCHEDULE A

Amended and Restated Distribution Contract

between PIMCO Funds and

Allianz Global Investors Distributors LLC (formerly PIMCO Advisors Distributors LLC)

February 26, 2008

As supplemented

February 23, 2009

This contract relates to the following Funds and Portfolios:

Funds:

All Asset Fund	Long Duration Fund
All Asset All Authority Fund	Long Duration Total Return Fund
California Intermediate Municipal Bond Fund	Long-Term Credit Fund
California Short Duration Municipal Income Fund	Long-Term U.S. Government Fund
Commercial Mortgage Securities Fund	Low Duration Fund
CommodityRealReturn Strategy Fund	Low Duration Fund II
Convertible Fund	Low Duration Fund III
Developing Local Markets Fund	Moderate Duration Fund
Diversified Income Fund	Money Market Fund
Emerging Local Bond Fund	Mortgage-Backed Securities Fund
Emerging Markets Bond Fund	Municipal Bond Fund
EM Fundamental IndexPLUS TR Strategy Fund	Real Return Fund
Extended Duration Fund	Real Return Asset Fund
Floating Income Fund	RealEstateRealReturn Strategy Fund
Foreign Bond Fund (U.S. Dollar-Hedged)	RealRetirement 2010 Fund
Foreign Bond Fund (Unhedged)	RealRetirement 2020 Fund
Fundamental Advantage Tax Efficient Strategy Fund	RealRetirement 2030 Fund
Fundamental Advantage Total Return Strategy Fund	RealRetirement 2040 Fund
Fundamental IndexPLUS Fund	RealRetirement 2050 Fund
Fundamental IndexPLUS TR Fund	Short Duration Municipal Income Fund
Global Advantage Strategy Bond Fund	Short-Term Fund
Global Bond Fund (Unhedged)	Small Cap StocksPLUS TR Fund
Global Bond Fund (U.S. Dollar-Hedged)	StocksPLUS Fund
Global Multi-Asset Fund	StocksPLUS Long Duration Fund
GNMA Fund	StocksPLUS Municipal-Backed Fund
Government Money Market Fund	StocksPLUS TR Short Strategy Fund
High Yield Fund	StocksPLUS Total Return Fund
High Yield Municipal Bond Fund	Total Return Fund
Income Fund	Total Return Fund II
International StocksPLUS TR Strategy Fund (U.S. Dollar-Hedged)	Total Return Fund III

International StocksPLUS TR Strategy Fund (Unhedged)	Treasury Money Market Fund
Investment Grade Corporate Bond Fund	Unconstrained Bond Fund
Liquid Assets Fund	Unconstrained Tax Managed Bond Fund
Loan Obligation Fund

Portfolios:

Asset-Backed Securities Portfolio	Municipal Sector Portfolio
Asset-Backed Securities Portfolio II	Opportunity Portfolio[1]
Emerging Markets Portfolio	Real Return Portfolio
Developing Local Markets Portfolio	Short-Term Floating NAV Portfolio
High Yield Portfolio	Short-Term Floating NAV Portfolio II
International Portfolio	Short-Term Portfolio
Investment Grade Corporate Portfolio	Short-Term Portfolio II
Long Duration Corporate Bond Portfolio	U.S. Government Sector Portfolio
Mortgage Portfolio	U.S. Government Sector Portfolio II
Mortgage Portfolio II

[1]	Opportunity Portfolio has not been offered to clients.